Exhibit (j)(2)
[PricewaterhouseCoopers Letterhead]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form N-1A for the Janus Aspen Series (1933 Act File No. 033-63212 and 1940 Act. File No. 811-07736) for Janus Aspen Preservation Series – Growth (Series ID: S000035099) of our report dated February 28, 2014, relating to the statement of financial condition of BNP Paribas Prime Brokerage, Inc., which appears as an exhibit in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
February 2, 2015